SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR 12 (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Community Bancorp

(Exact Name of Registrant in Its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	01-0668846 (I.R.S. employer identification no.)

400 South 4th Street, Suite 215, Las Vegas Nevada, 89101 (702) 947-3517

(Address and telephone number of principal executive offices and principal place of business)

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

NONE	NONE

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

     Securities Act registration file number to which this form relates:    333-119395

     Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, $.001 par value per share

(Title of Class)

Item 1. Description of the Registrant’s Securities to be Registered.
Item 2. Exhibits.
3.1 Articles of Incorporation of Community Bancorp, as amended.
3.2 Bylaws of Community Bancorp.
4.1 Specimen Common Stock Certificate
SIGNATURE

Item 1. Description of the Registrant’s Securities to be Registered.

     A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock,” of the Prospectus included in the Registrant’s Form S-1 Registration Statement, No. 333-119395, as amended, initially filed with the Securities and Exchange Commission on September 30, 2004 (the “Registration Statement”), and is incorporated herein by reference.

Item 2. Exhibits.

3.1*     Articles of Incorporation of Community Bancorp, as amended.

3.2*   Bylaws of Community Bancorp.

4.1** Specimen Common Stock Certificate

_________

*   Filed as an exhibit to the Registration Statement and incorporated herein by reference.

** To be filed as an exhibit to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNITY BANCORP (REGISTRANT)

Date: November 23, 2004	By: /s/ EDWARD M. JAMISON

Edward M. Jamison President, Chief Executive Officer and Director